                            Dated September 13, 2002




              (1)       WEXFORD GOLDFIELDS LIMITED, as the Borrower

              (2)       BAYERISCHE HYPO-UND VEREINSBANK AG,
                        DRESDNER BANK AG LONDON BRANCH,
                        FORTIS BANK (NEDERLAND) N.V., and
                        STANDARD BANK LONDON LIMITED, as the Lenders

              (3)       STANDARD BANK LONDON LIMITED, as the Agent




                 ----------------------------------------------

                               WASSA GOLD PROJECT

                              CONVERSION AGREEMENT

                 ----------------------------------------------



                            Mayer, Brown, Rowe & Maw
                                11 Pilgrim Street
                                 London EC4 6RW

                                TABLE OF CONTENTS

                                                                            PAGE

1.      DEFINITIONS AND INTERPRETATION.........................................2

2.      CONVERSION.............................................................3

3.      REPRESENTATIONS AND WARRANTIES OF THE BORROWER.........................3

4.      NO IMPLIED WAIVERS.....................................................4

5.      GENERAL................................................................4

6.      ASSIGNMENT.............................................................4

7.      COUNTERPARTS...........................................................5

8.      GOVERNING LAW AND SUBMISSION TO JURISDICTION...........................5


SCHEDULE       INITIAL PERCENTAGE ALLOCATION OF GOLD ROYALTY

THIS CONVERSION AGREEMENT (as amended, modified or supplemented from time to
time, this "DEED") is made on ,                       2002

BETWEEN:

(1) WEXFORD GOLDFIELDS LIMITED, a company incorporated under the laws of the Republic of Ghana (the "BORROWER");

(2) BAYERISCHE HYPO-UND VEREINSBANK AG, DRESDNER BANK AG LONDON BRANCH, FORTIS BANK (NEDERLAND) N.V. and STANDARD BANK LONDON LIMITED (collectively, the "LENDERS"); and

(3) STANDARD BANK LONDON LIMITED, a company incorporated under the laws of England, in its capacity as the Agent under the Loan Agreement (the "AGENT").

WHEREAS

(A) Pursuant to the terms and conditions of the Loan Agreement, dated 26 June, 2002 (as amended, modified or supplemented from time to time, the "LOAN AGREEMENT"), between the Borrower, the Lenders and the Agent, the Lenders have or will advance to the Borrower a Facility B Loan in an aggregate principal amount of U.S.$5,000,000 for the purposes of funding the deferred purchase price for an acquisition of assets by the Borrower.

(B) The parties to the Loan Agreement have agreed that the obligations of the Borrower to the Lenders in connection with the repayment of the Facility B Loan (including interest accrued in respect thereof) shall be satisfied and discharged and replaced by the Borrower's agreement to pay the gold royalty set forth in the Royalty Agreement, dated the date hereof (as amended, modified or supplemented from time to time, the "SECOND ROYALTY AGREEMENT") between the Borrower, the Lenders and the Agent.

NOW THIS DEED WITNESSES as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         "AGENT" is defined in the preamble;

         "BORROWER" is defined in the preamble;

         "CONVERSION DATE" means the first date upon which the following conditions shall have been satisfied:

         (a) each Lender shall have received evidence to its satisfaction (acting reasonably) that all Approvals required for the performance of the Borrower's obligations (and the receipt by each party of any payment to be made to each party) pursuant to the Second Royalty Agreement shall have been received by such Lender; and

         (b)      no Default shall have occurred or be continuing.

         "DEED" is defined in the preamble;

         "GOLD ROYALTY" has the meaning provided in the Second Royalty
         Agreement;

         "LENDER PARTIES" means, collectively, the Lenders and the Agent;

         "LENDERS" is defined in the preamble;

         "LOAN AGREEMENT" is defined in Recital (A); and

         "SECOND ROYALTY AGREEMENT" is defined in Recital (B).

1.2      INTERPRETATION

         (a) capitalised terms used but not defined in this Deed (including in the preamble hereto) have the same meanings as in the Loan Agreement and/or the Common Terms Agreement;

         (b) this Deed is a Finance Document and shall be interpreted and construed in accordance with the terms and provisions of the Loan Agreement and/or Common Terms Agreement (including Clauses 1.2 to 1.5 thereof which are hereby incorporated into this Deed with all necessary consequential changes); and

         (c) the parties hereto intend that this document shall take effect as a deed.

2.       CONVERSION

         (a) With effect from the Conversion Date, each of the parties hereto agrees that the obligations of the Borrower (to the extent not already performed) to repay to each Lender the principal amount of the Facility B Loan and all interest accrued thereon shall be satisfied and discharged and replaced by the obligations of the Borrower to pay the Gold Royalty to each Lender contained in the Second Royalty Agreement as supplemented by the terms and conditions of this Deed.

         (b) The Gold Royalty shall initially be allocated between each Lender in the percentages set forth in the Schedule to this Deed. For the avoidance of doubt the obligation of the Borrower to pay the specified percentage allocation of the Gold Royalty shall be enforceable by each Lender as an individual obligation of the Borrower to such Lender.

         (c) Except for the obligations discharged pursuant to Clause 2(a), each of the obligations and liabilities of the Borrower contained in the Loan Agreement shall continue in full force and effect without amendment or modification of any nature whatsoever.

3.       REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower hereby represents and warrants to each Lender Party on the date of this Deed in the terms set out below:

         (a) each of this Deed and the Second Royalty Agreement constitutes the Borrower's legal, valid and binding obligations, is within its powers, has been duly authorised by it and does not and will not breach its constitutional documents or any other document binding on it or violate any applicable law, rule or regulation binding on it; and

         (b) it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of each of this Deed and the Second Royalty Agreement and the transactions contemplated by each of this Deed and the Second Royalty Agreement.

4.       NO IMPLIED WAIVERS

4.1      NO WAIVERS

         No failure or delay by any Lender Party in exercising any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.2      RIGHTS CUMULATIVE

         The rights and remedies of the Lender Parties provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

4.3      WAIVERS IN WRITING

         A waiver given or consent granted by any Lender Party under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

5.       GENERAL

5.1      SEVERABILITY

         If a provision of this Deed is or become illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of this Deed; or

         (b) the validity of enforceability in other jurisdictions of that or any other provisions of this Deed.

6.       ASSIGNMENT

6.1      ASSIGNMENT BY THE LENDER PARTIES

         Any Lender Party may at any time assign or otherwise transfer all or any part of its rights under this Deed.

6.2      ASSIGNMENT BY THE BORROWER

         The Borrower may not assign or otherwise transfer any of its rights or obligations hereunder.

7.       COUNTERPARTS

         This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.       GOVERNING LAW AND SUBMISSION TO JURISDICTION

8.1      GOVERNING LAW; ENTIRE AGREEMENT

         (a) This Deed and all matters and disputes relating hereto shall be governed by, and construed in accordance with, English law.

         (b) This Deed constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

8.2      FORUM SELECTION AND CONSENT TO JURISDICTION; WAIVER OF IMMUNITY

         The Borrower irrevocably agrees for the benefit of each of the Lender Parties that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

8.3      FORUM

         The Borrower irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 8.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

8.4      PROCESS AGENT

         The Borrower agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to it at:

                  Moriah Limited (No. 03991620) a company incorporated in England and Wales and having its registered office at 60A Manchuria Road, London SW11 6AE,

         or, if different, such person's principal place of business in England for the time being.

8.5      NON-EXCLUSIVE

         The submission to the jurisdiction of the courts referred to in Clause
         8.2 shall not (and shall not be construed so as to) limit the right of the Lender Parties or any of them to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

8.6      WAIVER OF IMMUNITY

         To the extent that the Borrower may be entitled in any jurisdiction to claim for itself or its assets immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

IN WITNESS whereof this Deed has been duly executed and delivered on the day and year first before written.

                                    SCHEDULE


                                                   Initial Percentage
Lender                                         Allocation of Gold Royalty
------                                        ----------------------------
Bayerische Hypo-und Vereinsbank AG                      27.272725%
Dresdner Bank AG London Branch                          36.363625%
Fortis Bank (Nederland) N.V.                            18.181825%
Standard Bank London Limited                            18.181825%

Signed by: ________________________________    )
a duly authorised representative of and for    )
and on behalf of WEXFORD                       )
GOLDFIELDS LIMITED, as the                     )
Borrower                                       )

EXECUTED as a deed on behalf of          )
STANDARD BANK LONDON                     )
LIMITED, as the Agent                    )



Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
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and


Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
                 -----------------------------------

EXECUTED as a deed on behalf of          )
BAYERISCHE HYPO-UND                      )
VEREINSBANK AG, as a Lender              )


Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
                 -----------------------------------



Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
                 -----------------------------------

EXECUTED as a deed on behalf of          )
DRESDNER BANK AG LONDON                  )
BRANCH, as a Lender                      )


Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
                 -----------------------------------



Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
                 -----------------------------------

EXECUTED as a deed on behalf             )
of FORTIS BANK (NEDERLAND) N.V.,         )
as a Lender                              )


Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
                 -----------------------------------



Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
                 -----------------------------------

EXECUTED as a deed on behalf of          )
STANDARD BANK LONDON                     )
LIMITED, as a Lender                     )


Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
                 -----------------------------------



Signature:
                 -----------------------------------
Name Printed:
                 -----------------------------------
Title:
                 -----------------------------------